Exhibit 3(i)



                    Certificate of the Designations, Numbers,
                  Relative Rights, Preferences and Limitations
              of Perpetual Non-Cumulative Preferred Stock, Series A

         A statement of the designations, numbers, relative rights and preferences of the Preferred Stock, Series A of Cornerstone Financial Corporation, a New Jersey corporation (the "Company") is as follows:

         (1) Designation. There is hereby established a new class of equity interests which shall be named "Perpetual Non-Cumulative Preferred Stock, Series A" (herein called the "Series A Preferred Stock"), which shall consist of 2,000 shares, no par value. The Series A Preferred Stock shall be perpetual, with no maturity date.

         (2) Dividends.

                  (a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors (the "Board"), but only out of assets legally available therefor, non-cumulative cash dividends at the annual rate equal to seven (7%) percent for (the "Rate"), on a stated value of $1,000 per share (the "Stated Value"), and no more, payable quarterly on March 30, June 30, September 30 and December 30 or on such other date or dates as may be determined by the Board of Directors (the "Dividend Payment Date"). In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, as hereinafter defined, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a "Dividend Period". "Business Day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New Jersey generally are authorized or required by law or other governmental actions to close.

                  Dividends that are declared and payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

                  Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series A Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Amendment).


                  (b) Non-Cumulative. Dividends on shares of Series A Preferred Stock shall be non-cumulative. If the Board does not declare a dividend on the Series A Preferred Stock in respect of any Dividend Period, the holders of Series A Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Company shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series A Preferred Stock.

                  (c) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, on a parity with ("Parity Stock"), or junior to ("Junior Stock") this Series A Preferred Stock (other than dividends payable solely in shares of Common Stock) and nor shall any Junior Stock or Parity Stock be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries during any Dividend Period unless full dividends on all outstanding shares of Series A Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A Preferred Stock on the applicable record date). The foregoing limitation shall not apply to redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice.

         Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series A Preferred Stock shall not be entitled to participate in any such dividends.

         (3) Section 4. Liquidation Rights.

                  (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Company ranking junior to Series A Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Stated Value and (ii) the amount of any declared and unpaid dividend on each such share (such amounts collectively, the "Liquidation Preference").

                  (b) Partial Payment. If in any distribution described in
Section 3(a) above the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series A Preferred Stock as to such distribution, holders of Series A Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

                  (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of the Company ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Company shall be entitled to receive all remaining assets of the Company (or proceeds thereof) according to their respective rights and preferences.

                  (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 3, the merger or consolidation of the Company with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Company, shall not constitute a liquidation, dissolution or winding up of the Company.

         (4) Voting Rights. Holders of Series A Preferred Stock shall not have the right to receive notice of and no right to vote at any meeting of stockholders; provided, however, that Holders of the Series A Preferred Stock shall vote as a separate class on any proposal which would revise the terms of the Series A Preferred Stock, or any other matter specifically provided by law.


         (5)      Redemption.

                           (a) At any time after six (6) months from the
                  issuance date of the Series A Preferred Stock, shares of this Series A Preferred Stock shall be redeemable by the Company in whole or, from time to time, in part at the Company's option at the Stated Value, plus in each case an amount equal to any dividends declared but unpaid for the then current Dividend Period at the Rate to, but excluding, the date fixed for redemption

                           (b) In the event that fewer than all the outstanding
                  shares of this Series A Preferred Stock are to be redeemed as permitted by this Section 5, the number of shares to be redeemed shall be determined by the Board, and the shares to be redeemed shall be determined on a pro rata basis by the Board of Directors unless such other method is required to comply with any rule or regulation of any stock exchange upon which the shares of this Series A Preferred Stock may at any time be listed.

                           (c) Notice of any redemption of shares of this Series
                  A Preferred Stock, specifying the date fixed for redemption (herein referred to as the "Redemption Date") and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the share to be redeemed and that dividends on shares to be redeemed shall cease to accrue and accumulate on the Redemption Date. If less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.


                           (d) Notice of redemption of shares of this Series A
                  Preferred Stock having been given as provided in paragraph (c) of this Section 5, then, unless the Company shall have defaulted in providing for the payment of the redemption price and an amount equal to all accrued and unpaid dividends to the Redemption Date, dividends shall cease to accrue on the shares of this Series A Preferred Stock called for redemption at the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends to the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of preferred stock. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                           (e) Any shares of this Series A Preferred Stock which
                  shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                           (f) The Series A Preferred Stock will not be subject
                  to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

         (6) Severability. If any provision of this Certificate of Amendment or any application of such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions hereunder shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent the provisions of this Certificate of Amendment may be inconsistent with any other provision of the Certificate of Incorporation, this Certificate of Amendment shall be controlling.


         (7)      Priorities.  For the purposes hereof, any stock of any series or class of the Company shall be deemed to rank:

                           (a) prior to the shares of this Series A Preferred
                  Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of this Series A Preferred Stock;

                           (b) Parity Stock, as to dividends or upon
                  liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series A Preferred Stock; and

                           (c) Junior Stock, as to dividends or upon
                  liquidation, if such stock shall be Common Stock or if the holders of shares of this Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of such series or class.